UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 16, 2005



                               FINOTEC GROUP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



                        18 West 33rd Street, Second Floor
                               New York, NY 10005
                              ---------------------
               (Address of principal executive offices) (Zip code)



        Registrant's telephone number, including area code: 866-243-0771




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ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     On June 10, 2002 Finotec Group, Inc. the "Company") dismissed Hoberman, Miller, Goldstein & Lesser, P.C., C.P.A. ("Hoberman Miller") as our principal public accountants and engaged Gvilli & Co., C.P.A. to serve as our principal public accountants. This decision was made by the Board of Directors of the Company.

     Hoberman Miller rendered its report with respect to our consolidated financial statements as of and for the fiscal year ended January 31, 2004 and the consolidated financial statements for the fiscal year ended January 31, 2004 which financial statements were included within our annual report on Form 10-KSB filed with the Securities and Exchange Commission on May 15, 2005.

     Hoberman Miller's reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended January 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope.

     Since its engagement as our principal public accountants, and through the date of this report, (i) there was no disagreement with Hoberman Miller on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Hoberman Miller, would have caused Hoberman Miller to make reference to the subject matter of the disagreement in connection with their report on our consolidated financial statements and (ii) there was no disagreement or difference of opinion with Hoberman Miller regarding any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     During the Company's two most recent fiscal years ended January 31, 2004 and the subsequent interim period through the date of this report, the Company did not consult Hoberman Miller with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     We provided Hoberman Miller with a copy of this report and requested that Hoberman Miller furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us in this report and, if not, stating the respects in which it does not agree.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 16, 2005                    Finotec Group, Inc.


                                          By:  /s/ Didier Essemini
                                       --------------------------------
                                        Name: Didier Essemini
                                        Title: President



CONTACT:  Didier Essemini - didier_e@finotec.com